UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008
AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33497 (Commission File Number)	20-0422823 (IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ (Address of Principal Executive Offices)		08512 (Zip Code)
Registrant’s telephone number, including area code: (609) 662-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 5, 2008, Amicus Therapeutics, Inc. (the “Company”) and John F. Crowley, the Chief Executive Officer of the Company, entered into an Amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement, dated as of April 28, 2006 (the “Employment Agreement”), by and between the Company and Mr. Crowley. The Amendment provides that in lieu of the current provision in the Employment Agreement pursuant to which the Company pays for certain medical expenses of Mr. Crowley and his family up to $220,000 per year, the Company shall instead pay Mr. Crowley $55,000 per each fiscal quarter to such medical expenses from and after January 1, 2008 (and the Company shall make certain corresponding tax payments directly to the appropriate taxing authorities as a result of these payments).
     A copy of the Amendment is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 5, 2008, the Company and John F. Crowley, the Chief Executive Officer of the Company, entered into the Amendment. The information regarding the Amendment in Item 1.01 of this report is incorporated by reference into this Item 5.02(e).

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	Amendment, dated as of February 5, 2008, to the Amended and Restated Employment Agreement, dated as of April 28, 2006 by and between the registrant and John F. Crowley

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: February 11, 2008	By:	/s/ JAMES E. DENTZER
		Name:	James E. Dentzer
		Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit	Description

10.1	Amendment, dated as of February 5, 2008, to the Amended and Restated Employment Agreement, dated as of April 28, 2006 by and between the registrant and John F. Crowley